Exhibit 99

FOR RELEASE 6:00 AM EDT, THURSDAY, OCTOBER 18, 2007

Contact:	Robert S. Tissue, Sr. Vice President & CFO
Telephone:	(304) 530-0552
Email:	rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS THIRD QUARTER 2007 EARNINGS

MOOREFIELD, WV -- October 18, 2007--Summit Financial Group, Inc. (NASDAQ: SMMF) today reported third quarter 2007 net income of its consolidated operations and its continuing operations which excludes from income substantially all business activities of Summit Mortgage, its residential mortgage loan origination unit, which ceased operations in January 2007.

Income from continuing operations for third quarter 2007 was $3.8 million, or $0.50 per diluted share, up 5.7 percent and 2.0 percent, respectively, compared with $3.6 million, or $0.49 per diluted share, reported for the prior-year period.  Consolidated net income was $3.6 million, or $0.48 per diluted share, compared with $2.9 million, or $0.39 per diluted share reported for the third quarter of 2006, up 26.3 percent and 23.1 percent, respectively. Third quarter 2007 results reflect solid asset growth, well-controlled operating expenses, and a remarkably stable net interest margin.  For the third quarter of 2007, in accordance with GAAP accounting, the returns on average shareholders' equity and average assets from continuing operations were 16.71 percent and 1.15 percent, respectively, compared with prior-year ratios of 17.85 percent and 1.19 percent.

For the nine months ended September 30, 2007, income from continuing operations was $9.7 million, or $1.33 per diluted share, up 16.3 percent and 14.7 percent, respectively, compared with $8.3 million, or $1.16 per diluted share, reported for the prior-year period. Consolidated net income for the first nine months of 2007 was $9.2 million, or $1.27 per diluted share, compared with $8.1 million, or $1.12 per diluted share reported for the 2006 nine-month period, up 14.6 percent and 13.4 percent respectively.  For the first nine months of 2007, the returns on average shareholders' equity and average assets from continuing operations calculated on a GAAP basis were 15.11 percent and 1.01 percent, respectively, compared with prior-year ratios of 14.24 percent and 0.96 percent.

On August 22, 2007, Summit Financial Group, Inc. filed a Form 8-K stating that as a result of a review by the Securities and Exchange Commission (“SEC”) of Summit’s Form 10-K for the year ended December 31, 2006, the Company’s interpretation of the short-cut method of hedge accounting under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS 133”) as it was applied to certain of its interest rate swaps should be restated.  Accordingly, in September 2007, the Company restated its financial statements for December 31, 2006, and the first two quarters of 2007 to eliminate the application of hedge accounting with respect to four interest rate swaps which previously had been designated as fair value hedges of certain convertible rate advances from the Federal Home Loan Bank (“FHLB”).  The impact of the restatement is that fair value changes for these interest rate swaps are now recognized as noninterest income rather than as an adjustment to the carrying value of advances.  Further, net cash settlement payments received/paid during each period are reclassified from interest expense on long-term borrowings to noninterest income.  The four interest rate swaps, which were entered into in August 2003 to convert the fixed rate FHLB advances to a variable rate, had a notional value totaling $36 million. Restatements for prior years were incorporated into the December 31, 2006 restatement.

“This issue has affected many financial institutions who, like us, believed their initial accounting treatment for the transactions was appropriate,” explained Robert S. Tissue, Summit’s Chief Financial Officer.  “The interpretation of SFAS 133 is complex and continues to evolve.  Our swap transactions created effective economic hedges and performed as anticipated.  In light of the recent review by the SEC, we have restated our historical financial statements for the periods since 2003 when we entered into the swaps.  Should we elect to hold these swaps through their termination date of October 18, 2010, these market value adjustments will reverse themselves over the life of the swap and will result in no economic impact to the Company.”

For the third quarter, the change in the fair value of interest rate swaps was a gain of $752,000 in 2007 and a gain of $579,000 in 2006.  These gains from the non-cash change in fair value have been reported as a component of noninterest income in accordance with GAAP.  Excluding the gains in fair value, third quarter pre-tax earnings from continuing operations were $4.8 million in 2007 compared with $4.6 million in 2006, a year-over-year increase of 3.7 percent.  For the first nine months, the change in the fair value of interest rate swaps was a gain of $705,000 in 2007 and a loss of $140,000 in 2006.  Excluding the gains/losses in fair value, pre-tax earnings from continuing operations were $13.2 million for the first nine months in 2007 compared with $12.1 million during the first nine months in 2006, a year-over-year increase of 8.8 percent.

H. Charles Maddy, III, President and Chief Executive Officer, commented, " This has been an excellent quarter for us in several respects:   We continue to see strong loan growth in our markets, with loan quality and pricing holding up well.  The blip in our charge-offs this quarter reflects the fast-approaching end of our obligation to repurchase any substandard loans originated by Summit Mortgage; the reserves we previously recorded have been adequate to address the losses experienced since we discontinued this business segment.

“Second, we consolidated our two previously chartered West Virginia and Virginia community banks this past quarter – into one bank, Summit Community Bank.  This consolidation will provide greater brand recognition throughout our two-state footprint, as well as operational expense savings. Summit Financial Group, our holding company, will continue to be headquartered in Moorefield, West Virginia.  The Summit franchise will expand even further, into northern Virginia and Montgomery County, Maryland, when we expect to close on our acquisition of Greater Atlantic Financial late in the fourth quarter of this year.

“Third, we closed on the acquisition of the Leesburg, Virginia-based Kelly Insurance Agency Inc. and Kelly Property and Casualty Inc. (“Kelly Agencies”) on July 2, and we now have one full quarter of first-hand operating experience with their team.  Their employee benefits products and insurance lines are a natural fit to cross-sell to our customers, and we look forward to developing the synergies between our two organizations.”

Total revenue for the third quarter of 2007, consisting of net interest income plus noninterest income, was $12.9 million, an increase of 20.0 percent compared to the $10.8 million reported for the third quarter of 2006.  Net interest income for the quarter increased 7.9 percent above the prior-year third quarter, to $10.0 million, reflecting 9.8 percent growth in average earning assets, partially offset by a 12 basis point decline in the net interest margin, to 3.28 percent.  Mr. Maddy added, “Our margin continues to vary within a tight band over the past year and did not change in the past quarter.  Going forward, we anticipate the 50-basis point cut in the target federal funds rate will have a positive impact on our liability-sensitive balance sheet, and the possibility of additional cuts down the road should further enhance this impact.”

Noninterest income for the 2007 third quarter was $2.9 million, nearly doubling from the $1.5 million recorded for the prior-year period.  Excluding from the current and year-ago third quarters, the gain on the fair value of the interest rate swaps and the net cash settlement of interest, which was previously reflected in net interest income, and further excluding the $1.1 million of  insurance revenues from the acquisition of the Kelly Agencies in the third quarter of 2007, noninterest income from organic sources was $1.25 million, up $193,000, or 18.2 percent above the year-earlier quarter, and up $106,000, or 9.2 percent, compared with the linked quarter.  Service fee income, the second major component of noninterest income, increased $88,000, or 12.6 percent, to $788,000.

Third quarter 2007 noninterest expense was $6.8 million, a 29.2 percent increase over the $5.3 million recorded for the prior-year third quarter; compared with the second quarter of 2007, noninterest expense increased $1.1 million, or 19.3 percent.  The increase in operating expenses was largely attributable to the addition of the Kelly Agencies; excluding the $982,600 of Kelly-related expenses, noninterest expense was $5.8 million, reflecting more modest year-over-year growth of $560,000, or 10.6 percent; compared with the second quarter of 2007, growth was $119,000, or 2.1 percent.  The majority of the impact was attributable to salaries and employee benefits, which rose $1.2 million over the year-ago quarter; $800,000 of the increase was derived from the addition of 34 FTE employees from the Kelly Agencies during the third quarter.  The efficiency ratio (for continuing operations) was 53.91 percent for the third quarter of 2007, compared with 49.88 percent for the prior-year third quarter, and 51.46 percent for the linked quarter.

At September 30, 2007, nonperforming assets were $7.7 million, or 0.58 percent of total assets, compared with $8.2 million, or 0.64 percent for the linked quarter and $1.5 million, or 0.12 percent for the year-ago quarter.  Mr. Maddy commented, “The decline in the real estate market has had a significant impact on our asset quality; residential real estate loans account for approximately $2.8 million of nonperforming assets, and construction loans – largely residential – accounted for an additional $2.6 million.  Commercial real estate loans totaled approximately $600,000 of nonperforming assets.  In general, the CRE portfolio has performed well and has not demonstrated any substantial signs of weakness.”

For the current quarter, the Company had net charge-offs of $566,000, or an annualized 0.23 percent of average loans, compared with $96,000, or an annualized 0.04 percent for the linked quarter, and $45,000, or 0.02 percent annualized for the year earlier period.  Mr. Maddy commented, “Approximately $464,000 of charge-offs during the quarter were loans made by Summit Mortgage; when we discontinued operations earlier this year, we were obligated to provide recourse for up to one year with respect to nonperforming previously sold loans. We reserved accordingly, and the obligation period will end in first quarter 2008.”  At September 30, 2007, loan loss reserves were 0.88 percent of loans outstanding.

Assets at September 30, 2007 were $1.34 billion, an increase of $129.5 million, or 10.7 percent, over the prior-year period.  Loans, net of unearned income, were $988.0 million at period end, up $93.2 million, or 10.4 percent, year over year.  Commercial real estate contributed $51.7 million to loan growth, a 17.2 percent increase over the past twelve months.  Residential mortgages were the second largest contributors to the year-over-year increase in loans, with all of the growth occurring during the third quarter; they grew by $21.2 million, up 7.5 percent from the linked quarter. Commercial real estate remains the largest component of Summit's loan portfolio at 35.3 percent of total loans; residential mortgages account for an additional 30.6 percent.  Construction and development loans follow with a 21.3 percent share.

Deposits at September 30, 2007 were $828.6 million, a decrease of $36.5 million, or 4.2 percent from prior-year third quarter levels.  Retail deposits increased by $40.3 million, or 6.7 percent, to $638.6 million; retail deposits now account for 77.1 percent of total deposits, compared with 69.2 percent for the third quarter of 2006.  Contributing to the shift in the deposit mix was a year-over-year decrease of $76.8 million, or 28.8 percent, in brokered time deposits, which totaled $190.0 million at period end.

Shareholders' equity at September 30, 2007 was $93.5 million, an increase of 17.6 percent over the last twelve months. Common shares outstanding totaled 7,402,666 at quarter-end, compared with 7,102,720 for the prior-year quarter. The increase includes the issuance of 317,686 shares during the third quarter of 2007 for the acquisition of the Kelly Agencies.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.34 billion, operates fifteen banking locations through its wholly-owned community bank, Summit Community Bank.  Summit also operates Summit Insurance Services, LLC.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically,  Summit adjusted several GAAP performance measures  to exclude the effects of the non-cash changes in fair value of interest rate swaps included in its  Statements of Income .  Management  believes presentations of financial measures excluding the impact of this item provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties.  Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economy.  We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2007 vs Q3 2006

	For the Quarter Ended		Percent
Dollars in thousands	9/30/07	9/30/06	Change
Condensed Statements of Income
Interest income
Loans, including fees	$19,921	$18,060	10.3%
Securities	3,446	2,998	14.9%
Other	9	16	-43.8%
Total interest income	23,376	21,074	10.9%
Interest expense
Deposits	8,627	7,761	11.2%
Borrowings	4,753	4,049	17.4%
Total interest expense	13,380	11,810	13.3%
Net interest income	9,996	9,264	7.9%
Provision for loan losses	525	260	101.9%
Net interest income after provision
for loan losses	9,471	9,004	5.2%
Noninterest income
Insurance commissions	1,303	219	495.0%
Service fee income	788	700	12.6%
Securities gains (losses)	-	-	-
Net cash settlement on interest rate swaps	(181)	(154)	17.5%
Change in fair value of interest rate swaps	752	579	29.9%
Other income	244	142	71.8%
Total noninterest income	2,906	1,486	95.6%
Noninterest expense
Salaries and employee benefits	4,054	2,817	43.9%
Net occupancy expense	466	387	20.4%
Equipment expense	496	476	4.2%
Professional fees	176	188	-6.4%
Other expenses	1,628	1,409	15.5%
Total noninterest expense	6,820	5,277	29.2%
Income from continuing operations before income taxes	5,557	5,213	6.6%
Income taxes	1,802	1,659	8.6%
Income from continuing operations	3,755	3,554	5.7%
Discontinued operations
Exit costs and impairment of long-lived assets	-	-	n/a
Operating income (loss)	(200)	(1,059)	-81.1%
Income (loss) from discontinued operations
before income taxes	(200)	(1,059)	-81.1%
Income taxes	(69)	(374)	-81.6%
Income (loss) from discontinued operations	(131)	(685)	-80.9%

Net Income	$3,624	$2,869	26.3%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2007 vs Q3 2006

	For the Quarter Ended		Percent
	9/30/2007	9/30/2006	Change
Per Share Data
Earnings per share from continuing operations
Basic	$0.51	$0.50	2.0%
Diluted	$0.50	$0.49	2.0%
Earnings per share from discontinued operations
Basic	$(0.02)	$(0.10)	-80.0%
Diluted	$(0.02)	$(0.10)	-80.0%
Earnings per share
Basic	$0.49	$0.40	22.5%
Diluted	$0.48	$0.39	23.1%

Average shares outstanding
Basic	7,399,213	7,127,650	3.8%
Diluted	7,458,515	7,187,274	3.8%

Performance Ratios
Return on average equity	16.13%	14.41%	11.9%
Return on average equity - continuing operations	16.71%	17.85%	-6.4%
Return on average assets	1.11%	0.96%	15.6%
Return on average assets - continuing operations	1.15%	1.19%	-3.4%
Net interest margin	3.28%	3.40%	-3.5%
Efficiency ratio (A)	55.49%	70.86%	-21.7%
Efficiency ratio - continuing operations (A)	53.91%	49.88%	8.1%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items, amortization of intangibles, and changes in fair value of derivatives.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2007 vs 2006

	For the Nine Months Ended		Percent
Dollars in thousands	9/30/2007	9/30/2006	Change
Condensed Statements of Income
Interest income
Loans, including fees	$57,712	$49,910	15.6%
Securities	9,832	8,431	16.6%
Other	43	53	-18.9%
Total interest income	67,587	58,394	15.7%
Interest expense
Deposits	26,537	19,322	37.3%
Borrowings	12,324	12,549	-1.8%
Total interest expense	38,861	31,871	21.9%
Net interest income	28,726	26,523	8.3%
Provision for loan losses	1,305	915	42.6%
Net interest income after provision
for loan losses	27,421	25,608	7.1%
Noninterest income
Insurance commissions	1,719	696	147.0%
Service fee income	2,141	2,056	4.1%
Securities gains (losses)	-	-	-
Net cash settlement on interest rate swaps	(544)	(337)	61.4%
Change in fair value of interest rate swaps	705	(140)	-603.6%
Other income	638	412	54.9%
Total noninterest income	4,659	2,687	73.4%
Noninterest expense
Salaries and employee benefits	10,518	8,921	17.9%
Net occupancy expense	1,292	1,179	9.6%
Equipment expense	1,436	1,421	1.1%
Professional fees	543	640	-15.2%
Other expenses	4,399	4,149	6.0%
Total noninterest expense	18,188	16,310	11.5%
Income from continuing operations before income taxes	13,892	11,985	15.9%
Income taxes	4,223	3,674	14.9%
Income from continuing operations	9,669	8,311	16.3%
Discontinued operations
Exit costs and impairment of long-lived assets	123	-	n/a
Operating income (loss)	(798)	(377)	111.7%
Income (loss) from discontinued operations
before income taxes	(675)	(377)	79.0%
Income taxes	(231)	(116)	99.1%
Income (loss) from discontinued operations	(444)	(261)	70.1%

Net Income	$9,225	$8,050	14.6%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2007 vs 2006

	For the Nine Months Ended		Percent
	9/30/2007	9/30/2006	Change
Per Share Data
Earnings per share from continuing operations
Basic	1.34	$1.17	14.5%
Diluted	1.33	$1.16	14.7%
Earnings per share from discontinued operations
Basic	(0.06)	$(0.04)	50.0%
Diluted	(0.06)	$(0.04)	50.0%
Earnings per share
Basic	$1.28	$1.13	13.3%
Diluted	$1.27	$1.12	13.4%

Average shares outstanding
Basic	7,190,875	7,130,276	0.8%
Diluted	7,252,778	7,194,351	0.8%

Performance Ratios
Return on average equity	14.41%	13.79%	4.5%
Return on average equity - continuing operations	15.11%	14.24%	6.1%
Return on average assets	0.97%	0.93%	4.3%
Return on average assets - continuing operations	1.01%	0.96%	5.2%
Net interest margin	3.27%	3.40%	-3.8%
Efficiency ratio (A)	55.65%	70.47%	-21.0%
Efficiency ratio - continuing operations (A)	52.99%	53.04%	-0.1%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items, amortization of intangibles, and changes in fair value of derivatives.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Condensed Statements of Income
Interest income
Loans, including fees	$19,921	$19,079	$18,712	$18,746	$18,060
Securities	3,446	3,263	3,124	3,131	2,998
Other	9	27	6	7	16
Total interest income	23,376	22,369	21,842	21,884	21,074
Interest expense
Deposits	8,627	8,882	9,028	8,990	7,761
Borrowings	4,753	3,960	3,611	3,518	4,049
Total interest expense	13,380	12,842	12,639	12,508	11,810
Net interest income	9,996	9,527	9,203	9,376	9,264
Provision for loan losses	525	390	390	930	260
Net interest income after provision
for loan losses	9,471	9,137	8,813	8,446	9,004
Noninterest income
Insurance commissions	1,303	209	206	228	219
Service fee income	788	736	617	702	700
Securities gains (losses)	-	-	-	-	-
Net cash settlement on interest rate swaps	(181)	(179)	(184)	(197)	(154)
Change in fair value of interest rate swaps	752	(273)	227	50	579
Other income	244	203	191	163	142
Total noninterest income	2,906	696	1,057	946	1,486
Noninterest expense
Salaries and employee benefits	4,054	3,238	3,226	2,899	2,817
Net occupancy expense	466	408	418	378	387
Equipment expense	496	493	446	480	476
Professional fees	176	193	174	252	188
Other expenses	1,628	1,386	1,385	1,291	1,409
Total noninterest expense	6,820	5,718	5,649	5,300	5,277
Income before income taxes	5,557	4,115	4,221	4,092	5,213
Income taxes	1,802	1,135	1,286	1,343	1,659
Income from continuing operations	3,755	2,980	2,935	2,749	3,554
Discontinued operations
Exit costs and impairment of long-lived assets	-	43	80	(2,480)	-
Operating income (loss)	(200)	(227)	(372)	(1,373)	(1,059)
Income (loss) from discontinued operations
before income taxes	(200)	(184)	(292)	(3,853)	(1,059)
Income taxes	(69)	(66)	(97)	(1,311)	(374)
Income (loss) from discontinued operations	(131)	(118)	(195)	(2,542)	(685)

Net Income	$3,624	$2,862	$2,740	$207	$2,869

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Per Share Data
Earnings per share from continuing operations
Basic	$0.51	$0.42	$0.41	$0.39	$0.50
Diluted	$0.50	$0.42	$0.41	$0.38	$0.49
Earnings per share from discontinued operations
Basic	$(0.02)	$(0.02)	$(0.03)	$(0.36)	$(0.10)
Diluted	$(0.02)	$(0.02)	$(0.03)	$(0.36)	$(0.10)
Earnings per share
Basic	$0.49	$0.40	$0.38	$0.03	$0.40
Diluted	$0.48	$0.40	$0.38	$0.02	$0.39

Average shares outstanding
Basic	7,399,213	7,084,980	7,084,980	7,091,560	7,127,650
Diluted	7,458,515	7,148,241	7,147,170	7,150,407	7,187,274

Performance Ratios
Return on average equity	16.13%	13.59%	13.40%	1.01%	14.41%
Return on average equity - continuing operations	16.71%	14.15%	14.35%	13.37%	17.85%
Return on average assets	1.11%	0.91%	0.88%	0.07%	0.96%
Return on average assets - continuing operations	1.15%	0.94%	0.94%	0.89%	1.19%
Net interest margin	3.28%	3.28%	3.26%	3.32%	3.40%
Efficiency ratio (A)	55.49%	53.69%	57.71%	69.79%	70.86%
Efficiency ratio - continuing operations (A)	53.91%	51.46%	53.50%	49.61%	49.88%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items, amortization of intangibles, and changes in fair value of derivatives.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006

Assets	$1,340,679	$1,280,428	$1,254,528	$1,235,519	$1,211,195
Securities	279,289	259,526	258,173	247,874	246,332
Loans, net	988,033	949,175	930,769	916,045	894,836
Intangible assets	10,143	3,121	3,159	3,197	3,234
Retail deposits	638,633	626,617	623,431	609,064	598,293
Brokered time deposits	189,966	223,771	253,794	279,623	266,769
Short-term borrowings	124,699	100,901	79,886	60,428	90,422
Long-term borrowings and
subordinated debentures	283,268	236,347	203,408	195,698	165,716
Shareholders' equity	93,475	81,910	81,950	78,752	79,481

Book value per share	$12.63	$11.56	$11.57	$11.12	$11.19
Tangible book value per share	$11.26	$11.12	$11.12	$10.66	$10.73
Tangible equity / Tangible assets	6.3%	6.2%	6.3%	6.1%	6.3%
Tier 1 leverage ratio	8.1%	7.9%	7.9%	7.8%	8.1%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006

Commercial	$87,018	$81,292	$69,700	$69,470	$67,352
Commercial real estate	352,396	354,833	329,561	314,199	300,676
Construction and development	212,570	198,721	220,430	215,820	207,545
Residential real estate	305,016	283,821	279,564	282,512	283,943
Consumer	33,255	33,937	33,845	36,455	36,885
Other	6,793	7,111	7,209	6,968	7,086
Total loans	997,048	959,715	940,309	925,424	903,487
Less unearned fees and interest	1,884	1,772	1,757	1,868	1,806
Total loans net of unearned fees and interest	995,164	957,943	938,552	923,556	901,681
Less allowance for loan losses	8,727	8,768	7,783	7,511	6,845
Loans, net	$986,437	$949,175	$930,769	$916,045	$894,836

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006

Non interest bearing checking	$65,230	$64,373	$60,645	$62,591	$64,751
Interest bearing checking	230,491	230,509	230,634	220,167	223,992
Savings	39,596	41,910	44,713	47,984	44,980
Time deposits	303,316	289,825	287,439	278,322	264,570
Total retail deposits	$638,633	$626,617	$623,431	$609,064	$598,293

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information

	For the Quarter Ended
Dollars in thousands	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006

Gross loan charge-offs	$599	$141	$206	$313	$95
Gross loan recoveries	(33)	(45)	(87)	(50)	(50)
Net loan charge-offs	$566	$96	$119	$263	$45

Net loan charge-offs to average loans (annualized)	0.23%	0.04%	0.05%	0.11%	0.02%
Allowance for loan losses	$8,727	$8,768	$7,783	$7,511	$6,845
Allowance for loan losses as a percentage
of period end loans	0.88%	0.91%	0.83%	0.81%	0.76%
Nonperforming assets:
Nonperforming loans	$6,916	$7,307	$4,474	$5,276	$1,273
Foreclosed properties and
other repossessed assets	815	851	43	77	180
Total	$7,731	$8,158	$4,517	$5,353	$1,453

Nonperforming loans to period end loans	0.69%	0.76%	0.48%	0.57%	0.14%
Nonperforming assets to period end assets	0.58%	0.64%	0.36%	0.43%	0.12%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2007 vs Q3 2006
	Q3 2007			Q3 2006
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$967,106	$19,790	8.12%	$884,917	$18,103	8.12%
Tax-exempt	9,523	192	8.00%	8,631	171	7.86%
Securities
Taxable	223,731	2,900	5.14%	192,475	2,452	5.05%
Tax-exempt	47,910	822	6.81%	47,842	817	6.78%
Interest bearing deposits other banks
and Federal funds sold	662	11	6.59%	3,559	16	1.78%
Total interest earning assets	1,248,932	23,715	7.53%	1,137,424	21,559	7.52%

Noninterest earning assets
Cash & due from banks	14,356			12,791
Premises & equipment	22,103			23,703
Other assets	32,935			27,224
Allowance for loan losses	(8,939)			(6,994)
Total assets	$1,309,387			$1,194,148

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$230,918	$1,969	3.38%	$221,297	$2,044	3.66%
Savings deposits	40,752	163	1.59%	42,038	164	1.55%
Time deposits	517,405	6,495	4.98%	478,992	5,553	4.60%
Short-term borrowings	89,941	1,180	5.21%	132,680	1,777	5.31%
Long-term borrowings and
subordinated debentures	263,968	3,573	5.37%	164,996	2,272	5.46%
	1,142,984	13,380	4.64%	1,040,003	11,810	4.51%
Noninterest bearing liabilities
Demand deposits	66,079			64,043
Other liabilities	10,435			10,470
Total liabilities	1,219,498			1,114,516

Shareholders' equity	89,889			79,632
Total liabilities and
shareholders' equity	$1,309,387			$1,194,148

NET INTEREST EARNINGS		$10,335			$9,749

NET INTEREST YIELD ON EARNING ASSETS			3.28%			3.40%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2007 vs YTD 2006
	For the Nine Months Ended September 30,			For the Nine Months Ended September 30,
	2007			2006
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$945,496	$57,435	8.12%	$857,851	$50,180	7.82%
Tax-exempt	9,274	550	7.93%	8,373	476	7.60%
Securities
Taxable	214,602	8,216	5.12%	189,768	6,837	4.82%
Tax-exempt	46,931	2,419	6.89%	45,950	2,385	6.94%
Interest bearing deposits other banks
and Federal funds sold	1,190	43	4.83%	1,453	52	4.78%
Total interest earning assets	1,217,493	68,663	7.54%	1,103,395	59,930	7.26%

Noninterest earning assets
Cash & due from banks	14,003			13,760
Premises & equipment	22,207			23,552
Other assets	29,132			26,160
Allowance for loan losses	(8,564)			(6,683)
Total assets	$1,274,271			$1,160,184

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$227,461	$6,120	3.60%	$213,518	$5,410	3.39%
Savings deposits	43,449	561	1.73%	40,826	311	1.02%
Time deposits	536,784	19,856	4.95%	428,224	13,601	4.25%
Short-term borrowings	78,002	3,098	5.31%	148,876	5,572	5.00%
Long-term borrowings and
subordinated debentures	227,914	9,226	5.41%	176,250	6,977	5.29%
	1,113,610	38,861	4.67%	1,007,694	31,871	4.23%
Noninterest bearing liabilities
Demand deposits	64,028			64,618
Other liabilities	11,297			10,059
Total liabilities	1,188,935			1,082,371

Shareholders' equity	85,336			77,813
Total liabilities and
shareholders' equity	$1,274,271			$1,160,184

NET INTEREST EARNINGS		$29,802			$28,059

NET INTEREST YIELD ON EARNING ASSETS			3.27%			3.40%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Nine Months Ended
Dollars in thousands	9/30/2007	9/30/2006	9/30/2007	9/30/2006

Income from continuing operations
before income taxes, excluding changes
in fair value of interest rate swaps	$4,805	$4,634	$13,187	$12,125

Changes in fair value of
interest rate swaps	752	579	705	(140)
GAAP income from continuing
operations, before income taxes	$5,557	$5,213	$13,892	$11,985

Income from continuing operations -
excluding changes in fair
value of interest rate swaps	$3,281	$3,189	$9,225	$8,399

Changes in fair value of
interest rate swaps	752	579	705	(140)
Applicable income tax effect	(278)	(214)	(261)	52
	474	365	444	(88)
GAAP income from continuing
operations	$3,755	$3,554	$9,669	$8,311